Exhibit 10.30

DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

THIS DIRECTOR RESTRICTED STOCK AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page (the “Signature Page”) attached hereto (the “Date of Grant”), between Brixmor Property Group Inc. (together with its successors and assigns, the “Company”) and the participant identified on the Signature Page attached hereto (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Brixmor Property Group, Inc. 2013 Omnibus Incentive Plan (the “Plan”), the terms of which Plan are incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein (the “Restricted Stock Award”) to the Participant pursuant to the Plan and the terms set forth herein;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Restricted Shares.

(a) Grant of Restricted Shares. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Restricted Stock Award consisting of a number of shares of Common Stock (the “Shares” and such Shares subject to the vesting and other restrictions contained in this Agreement, the “Restricted Shares”) set forth on the Signature Page. The Restricted Shares shall vest and become nonforfeitable in accordance with Section 1(b) hereof.

(b) Vesting of Restricted Shares. Subject to the Participant’s continued service as a member of the Board of Directors of the Company, all of the Restricted Shares shall vest and become nonforfeitable on the first anniversary of the date specified on the Signature Page hereto.

(c) Termination of Services. If the Participant’s service as a member of the Board of Directors of the Company is terminated for any reason, the Restricted Shares shall, to the extent not then vested or previously forfeited, immediately become forfeited without any further action by the Company or the Participant, and without any payment of consideration therefor.

2. Book Entry; Certificates. The Company shall recognize the Participant’s ownership of Shares through uncertificated book entry. If elected by the Company, certificates evidencing the Shares may be issued by the Company and any such certificates shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (x) the vesting of unvested Restricted Shares pursuant to this Agreement and (y) the expiration of any transfer restrictions set forth in this Agreement or otherwise applicable to the

Shares. As soon as practicable following such time, any certificates for the Shares shall be delivered to the Participant or to the Participant’s legal guardian or representative along with the stock powers relating thereto. No certificates shall be issued for fractional Shares. To the extent required by the Company, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Shares that have not previously vested. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates (if any) to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

3. Rights as a Stockholder. The Participant shall be the record owner of the Shares until or unless such Shares are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares and rights to dividends or other distributions; provided that the Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 6.

4. Legend. To the extent applicable, all book entries (or certificates, if any) representing the Shares delivered to the Participant as contemplated by Sections 1 and 3 above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws, and the Company may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Sections 1 and 6 hereof.

5. No Right to Continued Service. Neither the Plan nor this Agreement nor the Participant’s receipt of the Shares hereunder shall impose any obligation on the Company or any Affiliate to continue the services or membership on the Board of Directors of the Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the services of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

6. Transfer Restrictions; Lock-up.

(a) The unvested Restricted Shares may not, at any time prior to becoming vested pursuant to the terms of this Agreement, be Assigned and any such purported Assignment shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an Assignment.

(b) Participant further hereby agrees that Participant shall, without further action on the part of Participant, be bound by the provisions of the lock-up letter executed by the executive officers of the Company to the same extent as if Participant had directly executed such lock-up letter himself or herself. Such lock-up letter will provide that Participant shall not, subject to specified exceptions, not to dispose of or hedge any shares of common stock of the Company or securities convertible into or exchangeable for shares of common stock of the Company during the period from the date of the final prospectus relating to the Company’s initial public offering and continuing through the date 180 days after the date of the final prospectus relating to such initial public offering, except with the prior written consent of the representatives of the underwriters. The 180-day restricted period described in the preceding sentence will be automatically extended if: (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless, the representatives of the underwriters waive, in writing, such extension.

(c) “Assign” or “Assignment” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

7. Withholding.

The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Shares, their grant or vesting or any payment or transfer with respect to the Shares at the minimum applicable statutory rates, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

8. Securities Laws; Cooperation. Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or with this Agreement. Participant further agrees to cooperate with the Company in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (or, if the Company or its successor hereunder ceases to be organized in Delaware, then the internal laws of the state or other jurisdiction of incorporation) applicable to contracts made and performed wholly within the State of Delaware (or such other jurisdiction described above), without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Delaware (or such other jurisdiction described above), and each of the Participant and the Company hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of the Participant and the Company hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or the State of New York (or such other jurisdiction described above), (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.

11. Shares Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Shares granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Participant hereunder without the consent of the Participant.

13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date set forth on the Company’s signature page.

Participant

Name:

Acknowledged and Agreed:

BRIXMOR PROPERTY GROUP INC.

Name:
Title:

Dated:

Restricted Shares	[ ]